FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY TO REPORT

SECOND CONSECUTIVE YEAR OF RECORD FISCAL REVENUES

LRAD® Sales Expansion Expected to Continue in Fiscal 2010

SAN DIEGO, CA, October 8, 2009 - American Technology Corporation (ATC) (NASDAQ: ATCO), the innovator and distributor of the Long Range Acoustic Device™ (LRAD®) product line, announced today that it will report its second consecutive year of record fiscal revenues. ATC expects to report record revenues of over $15.5 million for the fiscal year ended September 30, 2009, an increase of approximately 39% over fiscal 2008.

"We're pleased with the progress we've made in revenue growth and in increasing our LRAD business and cash position," commented Tom Brown, president and CEO of American Technology. "In addition to our record results, we received significant LRAD orders near the end of fiscal Q4 that will ship this month, giving us a strong start to fiscal 2010."

"In fiscal 2009, we made substantial progress in expanding applications and developing new markets for our industry leading LRAD product line," Brown continued. "We added the LRAD 100X™ and LRAD 300X™ and expanded our market penetration and business opportunities beyond military, maritime security and force protection into law enforcement, emergency responder communications, and wildlife preservation and control."

"In fiscal 2010, our focus is to build upon growing LRAD market acceptance by increasing domestic and international deliveries, resulting in an expected third consecutive year of record revenues and improved financial results," concluded Brown. "In addition to the recently received LRAD orders, this quarter (Q1 2010) we anticipate announcing further LRAD orders, launching our new website, and completing and releasing the audited fiscal 2009 financial results."

About American Technology Corporation

American Technology Corporation is providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device™ (LRAD®) and other directed sound technologies comprise the core of an expanding portfolio of products being used around the world in diverse applications including, global military deployments, maritime security, critical infrastructure and commercial security, border and port security, law enforcement and emergency responder communications, and wildlife preservation and control. For more information about ATC and its directed sound products, please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2008. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Robert Putnam

Investor Relations

(858) 676-0519

robert@atcsd.com